CONSULTING AGREEMENT

CONSULTING AGREEMENT (the “Agreement”) dated as of July 1, 2014 (the “Effective Date”) by and between Receivable Acquisition & Management Corporation (d/b/a Cornerstone Sustainable Energy) a Delaware corporation (the “Company”) and Wallace R. Baker (the “Consultant”) (collectively, the “Parties”).

WHEREAS, in connection with the merger agreement by and among Receivable Acquisition and Management Corporation; Cornerstone Program Advisors, LLC; Cornerstone Acquisition Corp.; Sustainable Energy Industries, Inc.; and Sustainable Acquisition Corp., dated as of March 29, 2013 (the “Merger Agreement”), the Company desires to engage the Consultant and to enter into an agreement embodying the terms of such engagement; and

WHEREAS, Consultant desires to continue providing services to the Company on the terms and conditions set forth herein and enter into such agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the Parties agree as follows:

1.

Consulting Services.

a.

Independent Contractor.  The Company hereby retains the Consultant as an independent contractor to the Company and the Consultant hereby accepts and agrees to such retention.  Nothing contained herein shall be considered as creating an employer-employee relationship between the parties to this Agreement. This Agreement shall constitute a binding agreement between the parties as of the date hereof.

b.

Term of the Agreement.   The term of this Agreement shall commence on the date first set forth above and shall continue until terminated pursuant to Paragraph 7 below (the “Term”).

2.

Duties.

a.

The services provided by Consultant shall be those generally associated with a Chief Administrative Officer and Secretary of a corporation engaged in clean tech energy or other comparable industry and other duties as shall be determined from time to time by the Company’s Board of Directors consistent with Consultant’s position.

b.

During the Term, Consultant will devote substantially all of his business time and efforts to the performance of Consultant’s duties hereunder, and will not engage in any other business, profession or occupation which would conflict or interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Chief Executive Officer (“Manager”), which consent shall not unreasonably be withheld.  Consultant may: (i) engage in personal investment activities (including for Consultant’s immediate family); (ii) serve on the boards of nonprofit organizations and business entities; and/or (iii) be involved in other organizations, in each case provided that any of such activities do not materially interfere with Consultant’s performance of his duties for the Company or create a conflict of interest with that of the Company.

c.

Subject to such travel as the performance of Consultant’s duties may reasonably require, Consultant shall perform the duties required of him by this Agreement in  New York City or other location as deemed necessary by the Company.

3.

Compensation.

(a)

Base Compensation.  The Company shall pay to Consultant or his designee a gross base compensation of no greater than $150,000 per year in the first year, and in subsequent years no greater than an average of that of persons in similar positions in comparable firms of comparable size, revenue and profitability in the same industry. Consultant’s gross base compensation, as in effect from time to time, is hereinafter referred to as the “Base Compensation.”  Consultant’s Base Compensation shall be paid biweekly.  No increase to Base Compensation shall be used to offset or otherwise reduce any obligations of the Company to Consultant hereunder or otherwise.  The Company shall not make social security, worker’s compensation or unemployment insurance payments on behalf of Consultant with regard to any compensation or bonus paid by the Company to Consultant.

(b)

Discretionary Bonus.   During the Term, the Company may pay to Consultant or his designee an annual bonus at a time and in an amount determined by the Company at the sole discretion of the Company’s Board of Directors (the “Annual Discretionary Bonus”).

4.

Benefits and Insurance.

a.

Consultant Benefits.   During the Term, Consultant shall be entitled to participate in the Company’s employee benefit plans (other than any annual bonus or other compensation or severance plans or programs, which benefits are set forth in this Agreement) as in effect from time to time (collectively “Consultant Benefits”), on the same basis as those benefits are generally made available to Company officers  The Company reserves the right to change or cancel any Consultant Benefits at its sole discretion, except as specifically set forth in this Agreement.

b.

Directors and Officers Liability Insurance.  During the Term, and for a reasonable period (not less than one year) thereafter, the Company shall maintain Directors and Officers liability insurance coverage for Consultant, if available, in a total coverage amount determined by the Company’s Board of Directors to be reasonable, provided that, if Consultant’s engagement is terminated for “Cause” or Consultant resigns his engagement without “Good Reason,” each term as defined herein, the Company may, at its discretion, elect not to maintain Directors and Officers liability insurance coverage for Consultant after Consultant’s termination date.

5.

Business Expenses.

During the Term, reasonable and customary business expenses, including but not limited to travel expenses, incurred by Consultant in the performance of Consultant’s duties hereunder shall be reimbursed by the Company in accordance with Company policies.  As a condition to reimbursement, Consultant shall submit all supporting documentation concerning such business expenses.

6.

Vacations.

During the Term, Consultant shall be entitled to a minimum of 21 and a maximum of 28 days of vacation annually.  Any unused vacation shall be paid to Consultant annually in the form of pro rata Base Compensation.  No vacation time may be carried over from year to year.

7.

Termination.

The Term and Consultant’s engagement hereunder shall continue for three years from the effective date of this Agreement, unless terminated earlier by the Company or by Consultant pursuant to this Paragraph 7.  The Company and Consultant agree to enter into negotiations for any successor agreement or extension of the Term no later than three months prior to the expiration of the Term.

a.

Termination By the Company For Cause; Resignation By Consultant Without Good Reason.

(i)

The Term and Consultant’s engagement hereunder may be terminated by the Company for Cause, provided that the procedures set forth in 7(a)(ii) are complied with.  Additionally, Consultant’s engagement shall terminate automatically upon Consultant’s resignation without Good Reason (as hereinafter defined).

(ii)

For purposes of this Agreement, “Cause” shall mean: (A) Consultant’s willful misconduct in the performance of Consultant’s duties hereunder that has an adverse effect on the Company; (B) Consultant’s conviction of, or plea of nolo contendere to a felony under the laws of the United States or any state thereof or a misdemeanor involving moral turpitude; or (C) Consultant’s willful malfeasance or willful misconduct in connection with Consultant’s duties hereunder which is materially injurious to the financial condition or business reputation of the Company; provided, that no such termination shall be effective as a termination for “Cause” unless the following procedures are satisfied:  Consultant shall be given written notice by the Board of its intention to terminate Consultant’s engagement for Cause, stating the grounds for such purported termination.  If the grounds fall within the scope of (A) or (C) herein, Consultant shall have thirty (30) days after receiving such notice to fully cure to the satisfaction of the Manager.  If Consultant fails to fully cure as described herein within thirty (30) days after receiving such notice, Consultant’s engagement shall thereupon be terminated for Cause.  Such determination shall be subject to review, at Consultant’s election, through arbitration in accordance with Paragraph 15.

(iii)

If Consultant’s engagement is terminated by the Company for Cause or if Consultant resigns without Good Reason (as hereinafter defined), Consultant shall be entitled only to receive:

(A)

Consultant’s Base Compensation through the date of Consultant’s termination, paid in one lump sum within two weeks immediately following Consultant’s date of termination;

(B)

any of Consultant’s Annual Discretionary Bonus declared or earned, but not yet paid, as of the date of Consultant’s termination, paid in one lump sum within two weeks immediately following Consultant’s date of termination;

(C)

reimbursement for any business expenses properly incurred by Consultant in accordance with Company policy prior to the date of Consultant’s termination;

(D)

if Consultant resigns his engagement without Good Reason, payment of any accrued but unused vacation days, provided that Consultant provides the Company with 30 days’ prior written notice of such resignation, and

(E)

such Consultant Benefits, if any, pursuant to Paragraph 4 herein as to which Consultant may be entitled as of the effective date of termination under the employee benefit plans of the Company;

The amounts described in clauses (A) through (E) herein being referred to as the “Accrued Rights”.

b.

Termination by the Company Without Cause or Resignation by Consultant for Good Reason.

(i)

The Term and Consultant’s engagement hereunder may be terminated by the Company without Cause or by Consultant’s resignation for Good Reason (as defined below).

(ii)

For purposes of this Agreement, “Good Reason” shall mean only: (A) the failure of the Company to pay or cause to be paid, or to provide or cause to be provided, any part of Consultant’s compensation, benefits or perquisites when due hereunder; (B) any diminution in Consultant’s title, position, authority responsibilities from those described herein; or (C) failure of any successor company that acquires assets or stock of the Company to assume the Agreement and the obligations thereunder; provided that the events described in clauses (A) through (C) herein shall constitute Good Reason only if the Company fails to cure such event to Consultant’s reasonable satisfaction within 30 days after receipt from Consultant of written notice of the event which constitutes Good Reason.  Consultant’s determination that Good Reason exists shall be subject to review, at the Company’s election, through arbitration in accordance with Paragraph 15 herein.

(iii)

If Consultant’s engagement is terminated by the Company without Cause, or if Consultant resigns for Good Reason, Consultant shall only be entitled to receive:

(A)

Consultant’s Base Compensation through the earlier of the end of three years or the date of termination, payable in equal installments;

(B)

Consultant’s Annual Discretionary Bonus, through the end of three years, equal to the amount of the Annual Discretionary Bonus paid to Consultant for the Annual Discretionary Bonus year immediately preceding Consultant’s termination date, paid in one lump sum within two weeks immediately following Consultant’s date of termination;

(C)

reimbursement for any business expenses properly incurred by Consultant in accordance with Company policy prior to the date of Consultant’s termination within two weeks immediately following Consultant’s date of termination;

(D)

payment of any accrued but unused vacation days within two weeks immediately following Consultant’s date of termination;

(E)

such Consultant Benefits, if any, pursuant to Paragraph 4 herein as to which Consultant may be entitled as of the effective date of termination under the employee benefit plans of the Company;

(F)

payment of premiums by the Company for health insurance coverage equivalent to that provided pursuant to the Company’s benefit plans customarily offered to officers of the Company for a period of twelve (12) months after Consultant’s termination date; and

(G)

Directors and Officers liability insurance coverage in a total coverage amount determined by the Manager to be reasonable for a one-year period after Consultant’s termination date.

c.

Termination Due to Change in Control.

(i)  The Term and Consultant’s engagement hereunder may be terminated by Consultant upon a Change in Control (as defined below) of the Company.  For purposes of this Agreement, “Change in Control” shall occur in the event that, (A) during any period commencing six (6) months after the date of this Agreement, the Board or any affiliate thereof and/or individuals who were recommended by the Board to succeed as Board members are no longer the Board of Directors of the Company; (B) any person who is not currently such becomes the beneficial owner, directly or indirectly, of securities of the Company representing at least 50% of the combined voting power of the Company’s then outstanding voting securities; (C) any merger (other than a merger where the Company is the survivor and there is no accompanying Change in Control under clause (B) of this Paragraph 7(c)(i), consolidation, liquidation or dissolution of the Company;  or (D) the sale of all or substantially all of the assets of the Company.  If Consultant’s engagement is terminated by Consultant due to a Change in Control, Consultant shall be entitled to receive the rights enumerated under 7(b) through the effective date of the Change of Control.

d.

Termination Due to Disability or Death.

(i)

The Term and Consultant’s engagement hereunder shall terminate upon Consultant’s death and may be terminated by the Company if Consultant becomes physically or mentally incapacitated and is therefore unable for a period of three months consecutive months or for an aggregate of six (6) months in any twelve month period to perform the essential functions of Consultant’s position (such incapacity is hereinafter referred to as “Disability”).  The determination of Disability made in writing to the Company and Consultant shall be final and conclusive for all purposes of the Agreement.

(ii)

Upon termination of Consultant’s engagement hereunder for either Disability or death, Consultant or Consultant’s estate (as the case may be) shall be entitled only to receive the Accrued Rights.

e.

Notice of Termination.

Any purported termination of engagement by the Company or by Consultant (other than due to Consultant’s death) shall be communicated by written Notice of Termination to the other party.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of engagement under the provision so indicated, provided that the procedures set forth in Paragraph 7(a)(ii) or 7(b)(ii) herein must be complied with in respect of any termination of Consultant’s engagement for “Cause” or any resignation by Consultant for “Good Reason.”

f.

Manager/Committee Resignation.  Upon termination of the Term and Consultant’s engagement for any reason, Consultant agrees to resign, as of the date of such termination and to the extent applicable, as an officer or member of any committee of the Company and the Company’s subsidiaries.

8.

Non-Competition.

a.

Consultant acknowledges and recognizes the highly competitive nature of the business of the Company and that he provides essential and unique services to the Company.  Accordingly, despite that the terms contained herein may limit Consultant’s ability to engage in certain business pursuits during the Restricted Period (as defined below), Consultant hereby agrees as follows:

During the Term and for three years from the Effective Date (or any extension thereof) or one (1) year following the termination of Consultant’s engagement with the Company for any reason or a voluntary resignation by Consultant, each within one (1) year of a Change of Control (as defined herein) of the Company, whichever period is longer (the “Restricted Period”), Consultant will not, whether on Consultant’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”) interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company and customers, clients, suppliers, partners, members or investors of the Company.

b.

It is expressly understood and agreed that although Consultant and the Company consider the restrictions contained in this Paragraph 8 to be reasonable, if a final determination is made by an arbitrator or arbitrators, or by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Consultant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.  Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

9.

Non-Solicitation.

a.

Consultant acknowledges and recognizes the highly competitive nature of the business of the Company and that he provides essential and unique services to the Company.  Accordingly, despite that the terms contained herein may limit Consultant’s ability to engage in certain business pursuits during the Restricted Period (as defined above), Consultant hereby agrees as follows:

During the Restricted Period (as defined above), Consultant will not, whether on Consultant’s own behalf or on behalf of or in conjunction with any Person (as defined above):

(i)  directly or indirectly solicit or encourage any employee of the Company to leave the engagement of the Company; or enter into an employment agreement or independent contractor agreement with any such employee;

(ii)  directly or indirectly, encourage any consultant then under contract with the Company to cease to work with the Company;

(iii)  directly or indirectly, encourage any of the Company’s customers or suppliers to cease doing business or reduce the amount of business it does with the Company.

b.

It is expressly understood and agreed that although Consultant and the Company consider the restrictions contained in this Paragraph 9 to be reasonable, if a final determination is made by an arbitrator or arbitrators, or by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Consultant, the provisions of this Agreement shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.  Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

10.

Confidential Information.

a.

Consultant will not at any time (whether during or after Consultant’s engagement with the Company) retain or use for the benefit, purposes or account of Consultant or any other Person or disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (other than its professional advisers who are bound by confidentiality obligations or as otherwise required in connection with the proper performance of his duties on behalf of the Company), any non-public, proprietary or confidential information – including without limitation trade secrets, know-how, research and development, strategies, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, profits, pricing, costs, products, services, vendors, customers, clients, partners, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions – concerning the past, current or future business, activities and operations of the Company and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Company.

b.

“Confidential Information” shall not include any information that is: (a) generally known to the industry or the public other than as a result of Consultant’s breach of this covenant or any breach of other confidentiality obligations by third parties; (b) made legitimately available to Consultant by a third party without breach of any confidentiality obligation; (c) required by law or legal process to be disclosed; or (d) previously known to Consultant prior to his engagement with the Company; provided that Consultant shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and reasonably cooperate with any attempts by the Company to obtain a protective order or similar treatment at the Company’s sole expense.

c.

Except as required by law, Consultant will not disclose to anyone, other than Consultant’s immediate family and legal and other professional advisors, or as he may be compelled by law or legal process, the contents of this Agreement; provided that Consultant may disclose to any prospective future employer the provisions of Paragraphs 8, 9 and 10 of this Agreement provided they agree to maintain the confidentiality of such terms, and may disclose the contents of this Agreement in order to enforce its terms.

d.

Upon termination of Consultant’s engagement with the Company for any reason, Consultant shall cease and not thereafter commence use of any Confidential Information owned or used by the Company, and upon notification from the Company shall destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Consultant’s possession or control (including any of the foregoing stored or located in Consultant’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or is otherwise the property of the Company, except that Consultant may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information.

The provisions of this Paragraph 10 shall survive the termination of Consultant’s engagement with the Company for any reason.

11.

Intellectual Property.

a.

If Consultant creates, invents, designs, develops, contributes to or improves any United States or foreign works of authorship, design, program, software, source code, inventions, materials, documents, inventions, trade secrets, processes, patent applications, patents, know-how, copyrightable subject matter, and/or other intellectual property or work product of any kind (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials), either alone or with third parties, at any time during the Term and within the scope of Consultant’s engagement and/or with the use of any the Company resources (“Company Works”), Consultant shall promptly and fully disclose same to the Company, hereby irrevocably relinquishes for the benefit of the Company and its assigns any rights Consultant may have to the Company Works, and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company, without further consideration; all unless specifically exempted by the Board of Directors.

b.

During or after the Term, Consultant shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Company Works.

c.

The provisions of this Paragraph 11 shall survive the termination of Consultant’s engagement for any reason.

12.

Specific Performance.   Consultant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Paragraphs 8, 9, 10 or 11 would be inadequate and the Company would suffer irreparable damages as a result of such breach.  In recognition of this fact, Consultant agrees that, in the event of such a breach, in addition to any remedies at law, the Company, without posting any bond, and without the necessity of proof of actual damages, shall be entitled to obtain injunctive relief restraining any threatened or further breach, or any other equitable remedy which may then be available.

13.

Indemnification.

a.

The Company shall defend, indemnify and hold harmless Consultant to the fullest extent of the law from and against any and all loss, liability, damage or expense (including reasonable attorney’s fees and expenses incurred in connection with the investigation, defense or negotiation of a settlement thereof or otherwise) (collectively, “Losses”) arising from any claim or threatened claim by any third party with respect to, or in any way related to, the Company, this Agreement or Consultant’s services hereunder (collectively “Claim”).  Consultant shall give the Company prompt notice of any such Claim known to him, and the Company, in its sole discretion, then may take such action as it deems advisable to defend the Claim on behalf of the Consultant.  (The failure by Consultant to give such a prompt notice shall not affect the right to indemnification except to the extent the Company is materially prejudiced thereby.)  The Company shall have the sole and exclusive right to use counsel of its own choosing, shall control the defense of any such Claim in all respects, and shall have the sole and exclusive right to negotiate and settle any such Claim on behalf of Consultant.  Notwithstanding the foregoing, Consultant shall have the right to employ his own legal counsel in defense of any Claim, with the reasonable fees and expenses of such counsel to be paid by the Company, provided that the Company determines that there exists a conflict of interest by reason of having common counsel in any such Claim.  Consultant shall cooperate fully with the Company and its counsel in all respects in connection with the defense of any Claim and in any attempt made to settle the matter.  Such indemnification shall be deemed to apply solely to (a) the amount of the judgment, if any, against Consultant, (b) any sums paid by Consultant in settlement, and (c) the expenses (including reasonable attorneys’ fees and expenses) incurred by Consultant in connection with its defense.  Notwithstanding anything to the contrary contained herein, Consultant shall not be entitled to indemnification for Losses under this Paragraph 13 for any claim or allegation made by the Company against Consultant arising out of Consultant’s breach of this Agreement; or if it is adjudicated by a court of competent jurisdiction that any Losses were the direct result of the gross negligence or willful misconduct by Consultant and, if so proven, Consultant shall reimburse the Company for the costs of defense incurred by the Company.

b.

Notwithstanding anything elsewhere to the contrary, this Paragraph 13 shall survive the termination of this Agreement and shall survive any termination of Consultant’s engagement.

14.

No Mitigation; No Set Off.

In the event of any termination of engagement hereunder, Consultant shall be under no obligation to seek other engagement and there shall be no offset against any amounts due Consultant under this Agreement on account of any remuneration attributable to any subsequent engagement that Consultant may obtain.

15.

Arbitration.   Any dispute between the parties arising out of this Agreement, including but not limited to any dispute regarding any aspect of this Agreement, its formation, validity, interpretation, effect, performance or breach, or the Consultant’s engagement (“Arbitrable Dispute”) shall be submitted to arbitration in the City of New York, pursuant to the Rules of the American Arbitration Association, before a single experienced engagement arbitrator who is either licensed to practice law in New York, or is a retired judge.  The arbitrator in any Arbitrable Dispute shall not have authority to modify or change this Agreement in any respect.  The Company shall be responsible for payment of the amount of the fees of the American Arbitration Association and the arbitrator.  In the event the arbitrator specifically finds that any claim or defense of either party is unreasonable, he may in his discretion direct that reasonable legal fees of the prevailing party be paid by the non-prevailing party.  The arbitrator’s decision and/or award will be fully enforceable and subject to entry of judgment by any court of competent jurisdiction.  Notwithstanding the provisions of this Paragraph 15, the Company may, at its sole discretion seek appropriate injunctive relief for Consultant’s breach of Paragraphs 8. 9, 10 or 11 in the Supreme Court of the State of New York and New York Counties and the United States District Court for the Southern District of New York.  Consultant hereby consents to the jurisdiction and venue of such courts for all such controversies.

16.

Miscellaneous.

a.

Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

b.

Entire Agreement/Amendments.

This Agreement contains the entire understanding of the parties with respect to the engagement of Consultant by the Company.  There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein.  This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto. Any conflict between the terms of this Agreement and the Merger Agreement shall be governed by the terms of this Agreement.

c.

No Waiver.

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

d.

Severability.

In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

e.

Assignment.

This Agreement, and all of Consultant’s rights and duties hereunder, shall not be assignable or delegable by Consultant.  Any purported assignment or delegation by Consultant in violation of the foregoing shall be null and void ab initio and of no force and effect.  This Agreement may be assigned by the Company solely to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of the Company.  Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

f.

Successors; Binding Agreement.

This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the Parties.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, “Company” shall mean the Company and any successor to its business and/or assets, which assumes and agrees to perform this Agreement by operation of law, or otherwise.  If Consultant should die while any accrued amount would still be payable to him hereunder had he continued to live, the accrued amounts, with the exception of any life, disability or health insurance premiums, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee, or if there is no such designee, to his estate.

g.

Notice.  For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

Cornerstone Sustainable Energy

60 E. 42nd Street, 46th Floor

New York, NY 10165

Attn: Chief Executive Officer

With a copy to:

Davidoff Hutcher & Citron LLP

605 Third Avenue

New York, New York 10158

Attn: Elliot H. Lutzker, Esq.

Facsimile: (212) 286-1884

If to Consultant:

Wallace R. Baker

121 Signal Hill Road

Wilton, CT  06897

 (or Consultant’s most recent address set forth in the Company’s personnel record);

h.

Consultant Representations.

Consultant hereby represents to the Company that the execution and delivery of this Agreement by Consultant and the Company and the performance by Consultant of Consultant’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any consulting agreement, employment agreement, or any other agreement or policy to which Consultant is a party or otherwise bound.  Consultant further represents that he has consulted with his own independent counsel with respect to the negotiation of, and his decision to enter into, this Agreement and acknowledges that he understands the meaning and effect of each and every term and provision contained herein.

i.

Prior Agreements.

This Agreement supersedes all prior agreements and understandings (including verbal agreements) between Consultant and the Company regarding the terms and conditions of Consultant’s engagement with the Company.

j.

Withholding Taxes.

The Company shall withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

k.

Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

/s/ Wallace R. Baker

Dated:  July 1, 2014

Wallace R. Baker

RECEIVABLE  ACQUISITION & MANAGEMENT CORPORATION

(D/B/A CORNERSTONE SUSTAINABLE ENERGY)

/s/ Thomas Telegades

Dated:  July 1, 2014

By:  Thomas Telegades

Title: Chief Executive Officer